1




-----------------------------------------------------------------------------
Conference Call:            Today, Thursday, April 30, 2009 at 10:00 a.m. EDT
-----------------------------------------------------------------------------
Dial-in Numbers:            866-395-2657 or 706-902-0717 (international)
Webcast / Replay URL:       www.integramed.com or www.earnings.com
                            ------------------    ----------------
Phone Replay:               800-642-1687 or 706-645-9291 through May 7
Conference ID#:             94273749


                     INTEGRAMED(R) Q1 EPS RISES 43% TO $0.10
                             ON 15% REVENUE INCREASE

PURCHASE, NEW YORK -- April 30, 2009 -- IntegraMed America, Inc. (NASDAQ: INMD), the nation's leading provider of specialty healthcare services in emerging, technology-focused segments, today announced results for the first quarter ended March 31, 2009, reflecting strength across all three of the Company's business segments: fertility centers, consumer services and vein care. IntegraMed's revenues, contribution, income before income taxes and net income increased significantly over the year ago period.

--------------------------------------------------------------------------------

                            Summary Financial Results
                      (in thousands, except per share data)

----------------------------------------------------------------------------
                               Q1 2009         Q1 2008(1)     % Change
--------------------------- --------------- ----------------- --------------
Revenues:
  Fertility Centers            $36,283          $32,746            11%
--------------------------- --------------- ----------------- --------------
  Consumer Services             5,226            4,023             30%
--------------------------- --------------- ----------------- --------------
  Vein Clinics                  10,846           8,842             23%
--------------------------- --------------- ----------------- --------------
      Total revenues            52,355           45,611            15%
--------------------------- --------------- ----------------- --------------
Contribution:
  Fertility Centers             2,640            2,304             15%
--------------------------- --------------- ----------------- --------------
  Consumer Services             1,513            1,065             42%
--------------------------- --------------- ----------------- --------------
  Vein Clinics                   754              322             134%
--------------------------- --------------- ----------------- --------------
      Total contribution        4,907            3,691             33%
--------------------------- --------------- ----------------- --------------
G&A Costs                       3,138            2,363             33%
--------------------------- --------------- ----------------- --------------
Net Interest expense             220              279             (21%)
--------------------------- --------------- ----------------- --------------
Income before Inc Taxes         1,549            1,049             48%
--------------------------- --------------- ----------------- --------------
Net income                       $920             $621             48%
--------------------------- --------------- ----------------- --------------
EPS                             $0.10            $0.07             43%
--------------------------- --------------- ----------------- --------------
Diluted shares                  8,827            8,641             2%
--------------------------- --------------- ----------------- --------------
(1) As noted in our 2008 Form 10-K, IntegraMed's Q1 2008 results have been restated to reflect an accounting policy change with respect to the timing of revenue recognition for the Attain IVF program within the Consumer Services Division.

IntegraMed's Chief Executive Officer, Jay Higham, commented, "Our businesses continue to perform well in a challenging economic environment, reaffirming our strategy of focusing on emerging niche medical specialties. Our Vein Clinic segment turned in a strong performance in Q1 which validates our strategy to expand into that area of medical specialty and confirms both the growth potential and operating leverage this segment provides. We are seeing some slowing in new patient volumes in the Fertility Center segment of our business, reflecting demographic trends we have noted for a number of years, as well as some impact of the recession on consumer behavior. However, the suite of services we provide in combination with our operational agility have enabled us to perform well in spite of these factors. The strong year-over-year comparison reflects this as well as the benefit of new centers and affiliates added over the past year, along with an improvement in pregnancy rates in our Consumer Services segment.

"In addition to meeting our near-term financial obligations, we are focused on delivering growth over the long term by continuing our commitment to expand our Fertility Center, Consumer Services and Vein Clinics businesses and drive operational efficiency. Though we believe the IntegraMed platform of services is suitable for other areas of medical specialty, our near-term focus remains on building our existing businesses through the acquisition of additional fertility centers and the build-out of new vein clinic locations. Given the challenges and concerns many fertility centers may be experiencing due to the current environment, the value of a partnership with IntegraMed becomes all the more attractive.

"In an effort to further enhance our growth potential, we are also evaluating the possible acquisition of larger-scale fertility centers. Such transactions may require larger capital commitments by IntegraMed. However, we believe they would both accelerate growth and be immediately accretive to earnings. In summary, we believe we have the team and operating experience to manage through the current environment as well as the right strategies in place to grow the business for the long-term."

John Hlywak, CFO of IntegraMed, added, "Our operating units have responded to certain negative business trends with productive marketing initiatives as well as ongoing cost management efforts. Additionally, we are seeing some of the initial benefit of the strategic investments we made in our personnel and business infrastructure over the past year. While many of those investments are reflected in ongoing G&A which increased by 33% over last year, we were able to hold our G&A levels to 64% of contribution, the same percentage as last year."

Fertility Centers
-----------------
Fertility Center revenues grew 11% to $36.3 million in Q1 `09 versus Q1 '08 and an increase of 6.3% versus Q4 '08. The increase was driven by a 7.6% rise in same-center fertility revenue as well as the addition of Southeastern Fertility in April 2008 and Arizona Reproductive Medical Associates in July 2008. The trend in new patient visits during the period, though well ahead of industry performance, did reflect some slow-down in demand. Revenue growth was spread across the US other than a few marginally challenged markets such as South Florida and Northern California.

Fertility Center contribution margin increased to 7.3% in Q1 '09 compared to 7.0% in Q1 '08, reflecting growing operating leverage.

----------------------------------------------------------------------------
                       Q1 2009      Q1 2008       Change       % Change
----------------------------------------------------------------------------
Revenues:              $36.3M       $32.7M       + $3.6M         +11%
----------------------------------------------------------------------------
Operating Income:       $2.6M        $2.3M        +$0.3M         +15%
----------------------------------------------------------------------------
New Patient Visits:     7,554        6,765         +789          +12%
----------------------------------------------------------------------------
IVF Cycles:             3,533        3,141         +412          +13%
----------------------------------------------------------------------------

In addition to pursuing organic growth, IntegraMed continues to target the acquisition of one to two mid-sized fertility center contracts each year. The Company is currently in dialogue with various prospective centers and remains confident in its ability to acquire new centers to further augment its growth. Additionally, as referenced above, the Company is also evaluating the potential for larger-scale fertility center acquisitions, however there can be no assurance of the timing or outcome of this initiative.

Consumer Services (Attain IVF Program)
--------------------------------------

Consumer Services revenue grew 30% to $5.2 million in Q1 '09 versus Q1 '08. Contribution from the Consumer Services sector rose 42% from Q1 '08, reflecting both revenue growth as well as an increase in contribution margin to 29% from 26.6% in Q1' 08. The improved results reflect strong growth in enrollments and pregnancy success rates which were at the top end of the range in Q1 '09. The benefit of a growing base of consumer services affiliates also contributed to the year-over-year improvement. Applications for IntegraMed's Attain IVF (in vitro fertilization) Program (formerly known as the IntegraMed(R) Shared Risk(R) Refund Program) rose 14% while enrollments grew 19% in Q1 '09 versus Q1 `08.

------------------------------------------------------------------------------
                   Q1 2009         Q1 2008         Change        % Change
------------------------------------------------------------------------------
Revenues:           $5.2M           $4.0M          +$1.2M          +30%
------------------------------------------------------------------------------
Operating Income:   $1.5M           $1.1M          +$0.4M          +42%
------------------------------------------------------------------------------
Applications:        549             481             +68           +14%
------------------------------------------------------------------------------
Enrollments:         253             212             +41           +19%
------------------------------------------------------------------------------

The Attain IVF Program was pioneered by IntegraMed to help mitigate the financial risk associated with embarking on a series of IVF treatments by offering patients refunds of 70% to 100% of their fees in the event their treatments do not result in a take home baby. The multiple treatment package and refund provisions of this unique program have strong consumer appeal and represent an important competitive advantage for IntegraMed affiliated centers.

IntegraMed provides its Attain IVF program through the Fertility Center Division as well as a network of 22 affiliate providers with 52 locations in 29 states. In addition to supporting the marketing and patient recruitment efforts of its affiliate providers, IntegraMed targets the addition of four new affiliates to its network during 2009.

Vein Clinics (VCA)
-----------------
Q1`09 revenues for IntegraMed's Vein Clinics business grew 22.7% to $10.8 million compared to $8.8 million in the year-ago quarter, reflecting improving clinic performance as well as the benefit of new clinic openings over the past year. Contribution from the Vein Clinics segment increased to $0.8 million in Q1 `09 from $0.3 million in Q1 `08, demonstrating the strong leverage this business affords. Vein Clinics contribution margin expanded to 7% in Q1 '09 from 3.6% in Q1'08.

To date in 2009, IntegraMed has opened new vein clinics in Cincinnati and Cleveland, marking the Company's entry into the state of Ohio. These additions bring the total number of vein clinics to 34. IntegraMed continues to target the opening of five or six new VCA locations across the U.S. during 2009, however this pace could be affected by recent challenges in physician recruitment. To address this issue going forward, IntegraMed is assembling a physician recruitment task force to develop a strategy and plan to raise the profile of the VCA career opportunity to high-quality physicians across the US.

------------------------------------------------------------------------------
                         Q1 2009       Q1 2008        Change         % Change
------------------------------------------------------------------------------
Revenues:                 $10.8M        $8.8M         +$2.0M           +23%
------------------------------------------------------------------------------
Operating Income:         $0.8M         $0.3M         +$0.5M          +134%
------------------------------------------------------------------------------
New Consultations:        3,121         1,961         +1,160           +59%
------------------------------------------------------------------------------
First Leg Starts:         1,574         1,208          +366            +30%
------------------------------------------------------------------------------

VCA has more than 25 years of experience in the vein care field, specializing in all aspects of vein disease. VCA uses minimally invasive techniques for diagnosing and treating patients' chronic vein problems. All procedures are performed in state-of-the-art facility, requiring no hospitalization or surgery, allowing patients to be back on their feet the same day.

Cash Flow and Balance Sheet
---------------------------
IntegraMed experienced a net decrease in cash of $4.2 million in Q1 `09 compared to an $8.3 million cash decline in Q1 `08. The Q1 '09 decrease in cash was due to the normal Q1 payout of year-end accruals and physician draw-downs of undistributed 2008 annual earnings of nearly $3 million, tax payments of $2.6 million, prepayments of marketing costs of $1.9 million and capital investments of $2.6 million. Cash and cash equivalents at March 31, 2009 were $24 million compared to $15.4 million a year ago and $28.3 million at December 31, 2008. IntegraMed expects to build cash from operations through the balance of the year.

About IntegraMed America, Inc.
-----------------------------
IntegraMed America, Inc. is a leading provider of specialty health care services in emerging, technology-driven, niche segments of the health care market: currently the fertility and vein care segments. IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal services, risk management and quality assurance. IntegraMed also offers treatment-financing programs for self-pay patients.

IntegraMed is the leading provider of fertility services in the US through its fertility network of 33 contracted centers with 109 locations in 13 states. Nearly one of every four IVF procedures in the U.S. is performed in an IntegraMed fertility practice. The IntegraMed Vein Care network is the leading provider of varicose vein care services in the US and operates 34 centers in 13 states, principally in the Midwest and Southeast.

Please visit www.integramed.com for investor background www.integramedfertility.com, a leading fertility portal or www.veinclinics.com, a leading vein care portal, for more information.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, including larger-scale acquisitions; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of April 30, 2009 and IntegraMed undertakes no duty to update this information.

                                 (tables follow)

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                 Three-months ended
                                                       March 31
                                                -------------------
                                                 2009         2008
                                                -----        ------
                                                    (unaudited)

Revenues:
     Fertility Centers ...................    $ 36,283     $ 32,746
     Consumer Services ...................       5,226        4,023
     Vein Clinics ........................      10,846        8,842
                                              --------     --------
     Total Revenues ......................      52,355       45,611
                                              --------     --------

Costs of services and sales:
     Fertility Centers ...................      33,643       30,442
     Consumer Services ...................       3,713        2,958
     Vein Clinics ........................      10,092        8,520
                                              --------     --------
     Total Cost of Services and Sales ....      47,448       41,920
                                              --------     --------

Contribution:
     Fertility Centers ...................       2,640        2,304
     Consumer Services ...................       1,513        1,065
     Vein Clinics ........................         754          322
                                              --------     --------
     Total Contribution ..................       4,907        3,691
                                              --------     --------

General and administrative expenses ......       3,138        2,363
Interest income ..........................         (77)        (161)
Interest expense .........................         297          440
                                              --------     --------
     Total other expenses, net ...........       3,358        2,642
                                              --------     --------

Income before income taxes ...............       1,549        1,049
Income tax provision .....................         629          428
                                              --------     --------
Net income ...............................    $    920     $    621
                                              ========     ========

Basic and diluted earnings per share:
     Basic earnings per share ............    $   0.10     $   0.07
                                              ========     ========
     Diluted earnings per share ..........    $   0.10     $   0.07
                                              ========     ========

Weighted average shares - basic ..........       8,762        8,563
                                              ========     ========
Weighted average shares - diluted ........       8,827        8,641
                                              ========     ========


                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)
                                   (Unaudited)


                                                                      March 31,    December 31,
                                                                      --------     ------------
                                                                         2009          2008
                                                                      --------     -----------
ASSETS

Current assets:
   Cash and cash equivalents ......................................   $  24,049    $  28,275
   Patient and other receivables, net .............................       7,261        6,681
   Deferred taxes .................................................       4,352        5,744
   Other current assets ...........................................       7,799        6,468
                                                                      ---------    ---------

     Total current assets .........................................      43,461       47,168

   Fixed assets, net ..............................................      17,705       16,618
   Intangible assets, Business Service Rights, net ................      21,632       21,956
   Goodwill .......................................................      29,478       29,478
   Trademarks .....................................................       4,442        4,442
   Other assets ...................................................       2,897        1,781
                                                                      ---------    ---------

     Total assets .................................................   $ 119,615    $ 121,443
                                                                      =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...............................................   $   1,815    $   2,853
   Accrued liabilities ............................................      15,161       16,676
   Current portion of long-term notes payable and other obligations      11,346       11,351
   Due to Fertility Medical Practices, net ........................       7,331        6,354
   Attain IVF and other patient deposits ..........................      13,867       13,892
                                                                      ---------    ---------

       Total current liabilities ..................................      49,520       51,126

Deferred tax liabilities ..........................................         255          696
Long-term notes payable and other obligations .....................      17,897       18,868
                                                                      ---------    ---------
                                                                         67,672       70,690
Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................          88           87
   Capital in excess of par .......................................      55,326       54,943
   Other comprehensive income (loss) ..............................        (325)        (375)
   Treasury stock .................................................        (375)        (211)
   Accumulated deficit ............................................      (2,771)      (3,691)
                                                                      ---------    ---------
       Total shareholders' equity .................................      51,943       50,753
                                                                      ---------    ---------

       Total liabilities and shareholders' equity .................   $ 119,615    $ 121,443
                                                                      =========    =========


                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (all amounts in thousands)
                                   (Unaudited)

                                                                        Three-months ended
                                                                              March 31,
                                                                         -------------------
                                                                           2009        2008
                                                                         -------      ------
Cash flows from operating activities:
    Net income .......................................................   $    920    $    621
    Adjustments to reconcile net income to net cash provided
       by operating activities:
      Depreciation and amortization ..................................      1,803       1,795
      Deferred income tax provision ..................................       (343)       (249)
      Deferred or stock based compensation ...........................        383         161
    Changes in assets and liabilities ? Decrease (increase) in assets:
         Patient and other accounts receivable .......................       (580)       (683)
         Prepaid and other current assets ............................     (1,331)     (1,048)
         Other assets ................................................        165        (388)
      (Decrease) increase in liabilities:
         Accounts payable ............................................     (1,038)        (92)
         Accrued liabilities .........................................     (1,515)     (3,256)
         Due to Fertility Medical Practices ..........................        977      (3,714)
         Attain IVF and Vein Clinic patient deposits .................        (25)        189
                                                                         --------    --------
Net cash used by operating activities ................................       (584)     (6,664)
                                                                         --------    --------

Cash flows used in investing activities:
Other Intangibles ....................................................       --           (75)
Cash paid to purchase VCA, net of cash acquired ......................       --           (41)
Purchase of fixed assets and leasehold improvements ..................     (2,566)     (1,231)
                                                                         --------    --------
Net cash used in investing activities ................................     (2,566)     (1,347)
                                                                         --------    --------

Cash flows used in financing activities:
Principal repayments on debt .........................................       (913)       (911)
Common stock transactions ............................................       (163)        621
                                                                         --------    --------
Net cash used by financing activities ................................     (1,076)       (290)
                                                                         --------    --------

Net increase (decrease) in cash and cash equivalents .................     (4,226)     (8,301)
Cash and cash equivalents at beginning of period .....................     28,275      23,740
                                                                         --------    --------
Cash and cash equivalents at end of period ...........................   $ 24,049    $ 15,439
                                                                         ========    ========




CONTACT:
Investors:                                  Media/Investors:
John W. Hlywak, Jr., EVP and CFO            Norberto Aja, David Collins
IntegraMed America, Inc.                    Jaffoni & Collins Incorporated
jhlywak@integramed.com                      inmd@jcir.com
----------------------                      -------------
914-251-4143                                 212-835-8500

Physicians:
Scott Soifer, EVP Administration, Strategy and Development
IntegraMed America, Inc.
scott.soifer@integramed.com
---------------------------
914-251-4186

                                      # # #